Exhibit 10.2

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Agreement”), dated as of June 14, 2012, is made by and among GENTA INCORPORATED, a Delaware corporation (the “Company”), and the undersigned parties (each a “Holder” and collectively the “Holders”).

WHEREAS, the Company has previously issued certain: (a) June 2008 Notes; (b) April 2009 Notes; (c) July 2009 Notes; (d) September 2009 Notes; (e) 2010 Notes; (f) 2011 Notes (the notes described in each of the foregoing clauses (a), (b), (c), (d), (e) and (f) are defined below and collectively referred to the “Existing Notes”); and (g) I Notes, as defined below;

WHEREAS, the Company and the Holders have previously amended certain provisions of each of the Existing Notes, pursuant to that certain Amendment Agreement, dated as of March 28, 2012 (the “Amendment Agreement”);

WHEREAS, on June 14, 2012, the Company and certain Holders have agreed to amend certain provisions of the March 2012 Securities Purchase Agreement (as defined below; the “June SPA Amendment Agreement”);

WHEREAS, on June 14, 2012, the Company has agreed to issue and certain Holders have agreed to purchase, additional I Notes in an aggregate principal amount of up to $2,500,000 pursuant to a purchase option under the March 2012 Securities Purchase Agreement, as amended (the “June Additional Closing”);

WHEREAS, the Company and the Holders desire to amend certain provisions of each of the Amendment Agreement and I Notes; and

WHEREAS, the undersigned Holders represent the required threshold to amend each of the Amendment Agreement and the I Notes.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Existing Notes.  For the purposes hereof, the following terms shall have the following meanings:

(a)           “2010 Notes” means the Company’s 12% Senior Unsecured Convertible Promissory B Notes issued pursuant to that certain Securities Purchase Agreement, dated as of March 5, 2010 (the “March 2010 Purchase Agreement”) (the “B Notes”), the Company’s 12% Senior Unsecured Convertible Promissory C Notes issued pursuant to the March 2010 Purchase Agreement (the “C Notes”), the Company’s 12% Senior Secured Convertible Promissory D Notes issued pursuant to the March 2010 Purchase Agreement (the “D Notes”) and the Company’s 12% Senior Unsecured Convertible Promissory E Notes issued pursuant to the March 2010 Purchase Agreement (the “E Notes”).

(b)           “2011 Notes” means the Company’s 12% Senior Secured Convertible Promissory G Notes issued pursuant to that certain Securities Purchase Agreement, dated as of September 9, 2011 (the “September 2011 Purchase Agreement”) (the “G Notes”) and the Company’s 12% Senior Secured Cash Collateralized Convertible Promissory H Notes issued pursuant to the September 2011 Purchase Agreement (the “H Notes”).

(c)           “April 2009 Notes” means the Company’s 8% Senior Secured Convertible Promissory Notes due September 9, 2013, as amended, issued pursuant to that certain Securities Purchase Agreement dated April 2, 2009.

(d)           “June 2008 Notes” means the Company’s 15% Senior Secured Convertible Promissory Notes due September 9, 2013, as amended, issued pursuant to that certain Securities Purchase Agreement dated June 5, 2008.

(e)           “July 2009 Notes” means the Company’s 8% Unsecured Subordinated Convertible Promissory Notes due September 9, 2013, as amended, issued pursuant to that certain Securities Purchase Agreement dated July 7, 2009.

(f)           “September 2009 Notes” means the Company’s 8% Unsecured Subordinated Convertible Promissory Notes due September 9, 2013, as amended, issued pursuant to that certain Securities Purchase Agreement dated September 4, 2009.

(g)           “I Notes” means the Company’s 6% Senior Secured Convertible Promissory Notes due March 30, 2022, issued pursuant to that certain Securities Purchase Agreement dated March 28, 2012 (the “March 2012 Securities Purchase Agreement”).

2.           Amendment to the Amendment Agreement.

The Company and the undersigned Holders, representing the required threshold to amend the provisions of the Amendment Agreement, hereby agree to amend the Amendment Agreement as follows:

A new Section 14(b)(iv) is hereby added to the Amendment Agreement, which shall read in its entirety as follows:

(iv)                           Notwithstanding the foregoing subsections (i) – (iii) and to the extent that a Holder of Existing Notes purchased I Notes under that certain Securities Purchase Agreement dated March 28, 2012 (the “March 2012 Securities Purchase Agreement”; the “March 2012 Financing”), as amended by that certain Amendment Agreement dated June 14, 2012 (the “June SPA Amendment Agreement”), such Holder’s Conversion Cap for any Conversion Week shall be zero percent (0.000%) if, and only if:  the aggregate principal amount of I Notes purchased by such Holder in the June Additional Closing (as defined in the June SPA Amendment Agreement); is less than such Holder’s pro rata portion of the aggregate amount of I Notes to be issued in the June Additional Closing (the “June Pro Rata”). The June Pro Rata shall be determined by a Holder’s amount of I Notes purchased (for cash consideration) in the March 2012 Financing relative to the aggregate principal amount of I Notes issued in the March 2012 Financing. Each Holder’s June Pro Rata is listed in Exhibit A to the June SPA Amendment Agreement. The provisions of this subsection (iv) shall not apply to Holders who received I Notes in the March 2012 Financing for consideration other than cash or to Holders who did not purchase any I Notes in the March 2012 Financing.  If a Holder’s conversion limitations as described herein result in a Conversion Cap of zero percent (0.000%) under this Section 14(b)(iv), then any Existing Notes held by such Holder that are subsequently sold, assigned or transferred (directly or indirectly) shall continue to carry such Conversion Cap of zero percent (0.000%) under this Section 14(b)(iv).  By way of example only: (A) if a Holder’s June Pro Rata is $500,000, such Holder purchases $500,000 principal amount of I Notes in the June Additional Closing, and the Conversion Cap for a Conversion Week, as calculated under Section 14(b)(iii) is 0.00850%, then the applicable Conversion Cap to be used in the conversion limitation calculation described in Section 14(b)(ii) would continue to be 0.00850% (as such Holder purchased its June Pro Rata); however (B) if such Holder’s June Pro Rata is $500,000, such Holder purchases $250,000 principal amount of I Notes in the June Additional Closing, and the Conversion Cap for a Conversion Week, as calculated under Section 14(b)(iii) is 0.00850%, then the applicable Conversion Cap to be used in the conversion limitation calculation described in Section 14(b)(ii) would be zero percent (0.000%) (because such Holder purchased less than its June Pro Rata); and (C) if such Holder’s June Pro Rata is $500,000, such Holder purchases no I Notes in the June Additional Closing, and the Conversion Cap for a Conversion Week, as calculated under Section 14(b)(iii) is 0.00850%, then the applicable Conversion Cap to be used in the conversion limitation calculation described in Section 14(b)(ii) would be zero percent (0.000%) (because such Holder purchased less than its June Pro Rata).

3.           Amendment to the I Notes.

The Company and each of the undersigned Holders holding I Notes, representing the required threshold to amend the provisions of the currently outstanding I Notes, hereby agree to add a new subsection Section 3.1(e) to each I Note, which shall read:

(e)           Notwithstanding the foregoing subsection (c), such Holder’s Conversion Cap for any Conversion Week shall be zero percent (0.000%) if, and only if: the aggregate principal amount of I Notes purchased by such Holder in the June Additional Closing (as defined in that certain First Amendment Agreement to the Purchase Agreement dated June 14, 2012 (the “June SPA Amendment Agreement”)); is less than such Holder’s pro rata portion of the aggregate amount of I Notes to be issued in the June Additional Closing (the “June Pro Rata”). A Holder’s June Pro Rata shall be determined by a Holder’s amount of I Notes purchased in the First Closing (as defined in the Purchase Agreement) relative to the aggregate principal amount of I Notes issued (for cash consideration) in the First Closing (as defined in the Purchase Agreement). Each Holder’s June Pro Rata is listed in Exhibit A to the June SPA Amendment Agreement. The provisions of this subsection (iv) shall not apply to Holders who received I Notes in the First Closing (as defined in the Purchase Agreement) for consideration other than cash.  If a Holder’s conversion limitations as described in this Section 3.1 result in a Conversion Cap of zero percent (0.000%) as a result of this Section 3.1(e), then any I Notes held by such Holder that are subsequently sold, assigned or transferred (directly or indirectly) shall continue to carry such Conversion Cap of zero percent (0.000%) under this Section 3.1(e).  By way of example only: (A) if such Holder’s June Pro Rata is $500,000, such Holder purchases $500,000 of I Notes in the June Additional Closing, and the Conversion Cap for a Conversion Week, as calculated pursuant to Section 3.1(c) is 0.00850%, then the applicable Conversion Cap to be used in the conversion limitation calculation described in the third sentence of Section 3.1(c) would continue to be 0.00850% (as such Holder purchased its June Pro Rata); however, (B) if such Holder’s June Pro Rata is $500,000, such Holder purchases $250,000 of I Notes in the June Additional Closing, and the Conversion Cap for a Conversion Week, as calculated pursuant to Section 3.1(c) is 0.00850%, then the applicable Conversion Cap to be used in the conversion limitation calculation described in the third sentence of Section 3.1(c) would be zero percent (0.000%) (because such Holder purchased less than its June Pro Rata); and (C) if such Holder’s June Pro Rata is $500,000, such Holder purchases no I Notes in the June Additional Closing, and the Conversion Cap for a Conversion Week, as calculated pursuant to Section 3.1(c) is 0.00850%, then the applicable Conversion Cap to be used in the conversion limitation calculation described in the third sentence of Section 3.1(c) would be zero percent (0.000%) (because such Holder purchased less than its June Pro Rata).

4.           Outstanding Securities.  Each undersigned Holder represents and warrants that as of the date hereof, such Holder holds the Company’s securities in the amounts set forth on such Holder’s signature page hereto.

5.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 4(b) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Existing Notes, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

6.           Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters, and this Agreement supersedes all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Requisite Purchasers (as defined in the March 2012 Securities Purchase Agreement); provided, that if any of the rights under this Agreement of any party to any Existing Note are materially diminished or the obligations under this Agreement of any Holder of an Existing Note is materially increased by such waiver or amendment, in each case in a manner that is not similar in all material respects to the effect on the rights or obligations of other parties, then such waiver or amendment shall not be effective with respect to such adversely affected party without the written consent of such adversely affected party. The parties hereto acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each such party (and their permitted assigns), including, without limitation, an amendment or waiver that has an adverse effect on any or all parties.  Except as amended herein, each of the Existing Notes shall remain in full force and effect.

7.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy, facsimile or electronic transmission to the address(es) or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922 Attention: Raymond P. Warrell, Jr., M.D. Telephone No.: (908) 286-9800 Telecopy No.: (908) 464-1705 Email:Warrell@genta.com

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540 Attention: Emilio Ragosa Telephone No.: (609) 919-6633 Telecopy No.: (609) 919-6701 Email: eragosa@morganlewis.com

If to any Holder:
At the address of such Holder set forth on such Holder’s signature page to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A  or as specified in writing by such Holder, with a copy to:

With a copy to:	Ropes & Gray LLP Three Embarcadero Center San Francisco, CA 94111 Attention: Ryan Murr Telephone No.: (415) 315-6395 Telecopy No.: (415) 315-6365 Email: ryan.murr@ropesgray.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

8.             Waivers.  No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

9.             Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

10.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Holders may assign the rights under this Agreement without the consent of the Company.

11.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

14.           Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

15.           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

16.           Further Assurances.  From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this AMENDMENT AGREEMENT to be executed as of the date set forth above.

GENTA INCORPORATED

By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

[HOLDER SIGNATURE PAGES TO THE
AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Fax Number of Holder:

Principal Amount of Existing Notes Currently Held:

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):